Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2016 Second Quarter Results

Richmond, VA September 1, 2016-Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income for the second quarter of 2016 of $6.1 million compared to $6.6 million for the second quarter of 2015. Net income was $11.3 million for the first half of 2016 compared to $11.7 million for the first half of 2015.
Highlights for the second quarter of 2016 included:

•	19.3% annualized return on equity (ROE) for the three months ended June 30, 2016

•	14.4% growth in book value to $129.8 million from $113.5 million at December 31, 2015

•	Net income of $6.1 million in the second quarter of 2016

•	Underwriting income of $7.8 million, resulting in a combined ratio of 75.3%

•	11.1% growth in gross written premiums to $50.1 million from $45.1 million in the second quarter of 2015

•	32.1% increase in net investment income to $1.8 million from $1.4 million in the second quarter of 2015
"Kinsale's strategy of matching disciplined underwriting with low costs produced strong results for the second quarter and first half of 2016," said President and Chief Executive Officer, Michael P. Kehoe.
The Company continues to participate in a quota share reinsurance agreement (“multiple line quota share” or “MLQS”) whereby it transfers part of its risk to reinsurers in exchange for a proportion of the gross written premiums on that business. Effective January 1, 2016, the ceding percentage was decreased from 40% to 15%, while the provisional ceding commission remained at 41%. As a result of the recent successful initial public offering, the Company intends to commute the 2016 MLQS contract on October 1, 2016. During the first half of 2015, the ceding percentage and provisional ceding commission were 50% and 41%, respectively. For comparative purposes, an exhibit that shows the calculation of underwriting income excluding the effects of the MLQS is included under the "Summary of Operating Results" section below.
Results of Operations
Underwriting Results
Gross written premiums were $50.1 million for the three months ended June 30, 2016 compared to $45.1 million for the three months ended June 30, 2015, an increase of 11.1%. Gross written premiums were $93.2 million for the six months ended June 30, 2016 compared to $86.0 million for the six months ended June 30, 2015, an increase of 8.3%. The increase in gross written premiums for both the second quarter and first half of 2016 was principally due to a greater number of policies written.
The Company generated underwriting income of $7.8 million on a combined ratio of 75.3% in the second quarter of 2016 compared to underwriting income of $8.9 million on a combined ratio of 47.6% in the second quarter of 2015. Underwriting income decreased by $1.1 million, or 12.1%, due to lower favorable loss development offset in part by an increase in the premium volume. Loss and expense ratios were 54.9% and 20.4%, respectively, for the three months ended June 30, 2016 compared to 47.4% and 0.2% for the three months ended June 30, 2015. Adjusted loss and expense ratios, each of which excludes the effects of the MLQS, were 52.9% and 25.5%, respectively, for the three months ended June 30, 2016 compared to 45.8% and 26.2% for the three months ended June 30, 2015. See the table below under "Summary of Operating Results" for a reconciliation of adjusted loss and expense ratios, which are non-GAAP financial measures.
For the six months ended June 30, 2016, underwriting income was $14.1 million on a combined ratio of 77.4% compared to $15.8 million on a combined ratio of 52.7% for same period last year. Loss and expense ratios were

57.0% and 20.4%, respectively, for the six months ended June 30, 2016 compared to 51.6% and 1.1% for the six months ended June 30, 2015. Adjusted loss and expense ratios, each of which excludes the effects of the MLQS, were 54.1% and 26.1%, respectively, for the first half of 2016 compared to 48.6% and 26.0% for the first half of 2015. Although favorable loss development was lower in the second quarter and first half of 2016 when compared to the same periods 2015, reported loss activity continues to be lower than expected.
Investment Results
The Company’s net investment income for the second quarter 2016 increased by 32.1% to $1.8 million compared to $1.4 million in the second quarter 2015. Net investment income for the first half of 2016 increased by 34.9% to $3.5 million compared to $2.6 million in the first half of 2015. The Company’s fixed income portfolio had a gross investment return of 2.14% as of June 30, 2016 compared to 2.08% as of June 30, 2015. The Company’s investment return continues to be affected by low market interest rates. Funds are invested conservatively in high quality securities-including government agency, mortgage-backed, municipal and corporate bonds with an average credit quality of “AA-”. The weighted average duration of the investment portfolio was 3.1 years at June 30, 2016 and 3.2 years at December 31, 2015. Investments totaled $402.2 million at June 30, 2016 compared to $344.1 million at December 31, 2015, an increase of 16.9%.
Other
Total comprehensive income, which includes after-tax unrealized gains and losses from the Company’s investment portfolio, was $8.9 million for the second quarter of 2016 compared to $4.6 million for the same period in 2015. Total comprehensive income was $16.3 million for the first half of 2016 compared to $10.5 million for the same period in 2015.
Stockholders' equity increased by 14.4% for the six months ended June 30, 2016 on higher profits and unrealized investment gains, net of taxes. Stockholders' equity was $129.8 million at June 30, 2016, compared to $113.5 million at December 31, 2015.
On August 2, 2016, the Company completed its initial public offering (the "IPO") of 7,590,000 shares of common stock at a price to the public of $16.00 per share. After the reclassification of Class A and Class B common stock into a single class of common stock and the issuance of shares of common stock in the IPO, the Company has 20,968,707 shares of common stock outstanding. The Company received net proceeds from the offering of approximately $72.4 million, after underwriter discounts and commissions and estimated offering expenses. The issuance of common stock by the Company and the related net proceeds will be recorded in the consolidated financial statements on August 2, 2016, the closing date of the IPO.

Summary of Operating Results
The Company’s operating results for the three and six months ended June 30, 2016 and 2015 are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ in thousands)
Gross written premiums	$50,107	$45,112	$93,189	$86,042
Ceded written premiums	(14,446)	(26,274)	(9,733)	(50,218)
Net written premiums	$35,661	$18,838	$83,456	$35,824

Net earned premiums	$31,783	$17,016	$62,380	$33,457
Losses and loss adjustment expenses	17,456	8,061	35,577	17,279
Other operating expenses	6,481	31	12,729	362
Underwriting income (1)	$7,846	$8,924	$14,074	$15,816

Loss ratio	54.9%	47.4%	57.0%	51.6%
Expense ratio	20.4%	0.2%	20.4%	1.1%
Combined ratio	75.3%	47.6%	77.4%	52.7%

Annualized return on equity	19.3%	26.2%	18.6%	24.0%

The following tables summarize the effect of the MLQS for the three and six months ended June 30, 2016 and 2015 is summarized as follows:

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	Including Quota Share	Effects of Quota Share	Excluding Quota Share	Including Quota Share	Effects of Quota Share	Excluding Quota Share
	($ in thousands)
Gross written premiums	$50,107	$—	$50,107	$45,112	$—	$45,112
Ceded written premiums	(14,446)	(6,363)	(8,083)	(26,274)	(18,706)	(7,568)
Net written premiums	$35,661	$(6,363)	$42,024	$18,838	$(18,706)	$37,544

Net earned premiums	$31,783	$(5,692)	$37,475	$17,016	$(17,291)	$34,307
Losses and loss adjustment expenses	(17,456)	2,385	(19,841)	(8,061)	7,654	(15,715)
Other operating expenses	(6,481)	3,080	(9,561)	(31)	8,945	(8,976)
Underwriting income (1)	$7,846	$(227)	$8,073	$8,924	$(692)	$9,616

Loss ratio	54.9%	41.9%	—	47.4%	44.3%	—
Expense ratio	20.4%	54.1%	—	0.2%	51.7%	—
Combined ratio	75.3%	96.0%	—	47.6%	96.0%	—

Adjusted loss ratio (2)	—	—	52.9%	—	—	45.8%
Adjusted expense ratio (2)	—	—	25.5%	—	—	26.2%
Adjusted combined ratio (2)	—	—	78.4%	—	—	72.0%

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	Including Quota Share	Effects of Quota Share	Excluding Quota Share	Including Quota Share	Effects of Quota Share	Excluding Quota Share
	($ in thousands)
Gross written premiums	$93,189	$—	$93,189	$86,042	$—	$86,042
Ceded written premiums	(9,733)	5,226	(14,959)	(50,218)	(35,910)	(14,308)
Net written premiums	$83,456	$5,226	$78,230	$35,824	$(35,910)	$71,734

Net earned premiums	$62,380	$(11,124)	$73,504	$33,457	$(33,994)	$67,451
Losses and loss adjustment expenses	(35,577)	4,195	(39,772)	(17,279)	15,475	(32,754)
Other operating expenses	(12,729)	6,485	(19,214)	(362)	17,159	(17,521)
Underwriting income (1)	$14,074	$(444)	$14,518	$15,816	$(1,360)	$17,176

Loss ratio	57.0%	37.7%	—	51.6%	45.5%	—
Expense ratio	20.4%	58.3%	—	1.1%	50.5%	—
Combined ratio	77.4%	96.0%	—	52.7%	96.0%	—

Adjusted loss ratio (2)	—	—	54.1%	—	—	48.6%
Adjusted expense ratio (2)	—	—	26.1%	—	—	26.0%
Adjusted combined ratio (2)	—	—	80.2%	—	—	74.6%
(1) Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2) Adjusted loss ratio, adjusted expense ratio and adjusted combined ratio are non-GAAP financial measures. See discussion of "Non-GAAP Financial Measures" below.
Dividends Declared
The Company's Board of Directors declared a cash dividend of $0.05 per share of common stock. This dividend is payable on September 30, 2016 to all stockholders of record as of the close of business on September 15, 2016.
Non-GAAP Financial Measures
Underwriting Income
Underwriting income is a non-GAAP financial measure that is useful in evaluating our underwriting performance without regard to investment income. Underwriting income represents the pre-tax profitability of our insurance operations and is derived by subtracting losses and loss adjustment expenses and other operating expenses from net earned premiums. We use underwriting income as an internal performance measure in the management of our operations because we believe it gives us and users of our financial information useful insight into our results of operations and our underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

Underwriting income for the three and six months ended June 30, 2016 and 2015, reconciles to net income as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Underwriting income	$7,846	$8,924	$14,074	$15,816
Net investment income	1,819	1,377	3,495	2,591
Net investment (losses) gains	(4)	8	383	16
Other income	78	191	136	315
Other expenses	(486)	(517)	(946)	(1,013)
Income before income taxes	9,253	9,983	17,142	17,725
Income tax expense	3,196	3,374	5,828	6,000
Net income	$6,057	$6,609	$11,314	$11,725
Adjusted Loss and Expense Ratios
Adjusted loss ratio, adjusted expense ratio and adjusted combined ratio are non-GAAP financial measures. We define our adjusted loss ratio, adjusted expense ratio and adjusted combined ratio as each of our loss ratio, expense ratio and combined ratio, respectively, excluding the effects of the MLQS. We use these adjusted ratios as internal performance measures in the management of our operations because we believe they give our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Our adjusted loss ratio, adjusted expense ratio and adjusted combined ratio should not be viewed as substitutes for our loss ratio, expense ratio and combined ratio, respectively, which are presented in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover our actual losses; adverse economic factors; a decline in our financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of our business; failure of any of the loss limitations or exclusions we employ, or change in other claims or coverage issues; adverse performance of our investment portfolio; adverse market conditions that affect our E&S insurance operations and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, VA, specializing in the excess and surplus lines market.
In 2016, Kinsale Insurance Company had its financial strength rating of "A-" (Excellent) reaffirmed by A.M. Best Company with a Stable outlook. A.M. Best assigns 16 ratings to insurance companies, which range from "A++" (Superior) to "F" (In Liquidation). "A-" (Excellent) is the fourth highest rating issued by A.M. Best. The "A-" (Excellent) rating is assigned to insurers that have, in A.M. Best's opinion, an excellent ability to meet their ongoing obligations to policyholders. This rating is intended to provide an independent opinion of an insurer's ability to meet its obligation to policyholders and is not an evaluation directed at investors.

Contacts

Kinsale Capital Group, Inc.
Bryan Petrucelli
Senior Vice President, Chief Financial Officer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	(in thousands)
Gross written premiums	$50,107	$45,112	$93,189	$86,042
Ceded written premiums	(14,446)	(26,274)	(9,733)	(50,218)
Net written premiums	35,661	18,838	83,456	35,824
Change in unearned premiums	(3,878)	(1,822)	(21,076)	(2,367)
Net earned premiums	31,783	17,016	62,380	33,457

Net investment income	1,819	1,377	3,495	2,591
Net realized investment (losses) gains	(4)	8	383	16
Other income	78	191	136	315
Total revenues	33,676	18,592	66,394	36,379

Expenses
Losses and loss adjustment expenses	17,456	8,061	35,577	17,279
Underwriting, acquisition and insurance expenses	6,481	31	12,729	362
Other expenses	486	517	946	1,013
Total expenses	24,423	8,609	49,252	18,654
Income before income taxes	9,253	9,983	17,142	17,725
Total income tax expense	3,196	3,374	5,828	6,000
Net income	$6,057	$6,609	$11,314	$11,725

Other comprehensive income
Change in unrealized gains (losses) on investments, net of taxes	2,890	(1,970)	5,016	(1,213)
Total comprehensive income	$8,947	$4,639	$16,330	$10,512

Loss ratio	54.9%	47.4%	57.0%	51.6%
Expense ratio	20.4%	0.2%	20.4%	1.1%
Combined ratio	75.3%	47.6%	77.4%	52.7%

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
Assets	(in thousands)
Investments:
Fixed maturity securities available-for-sale	$378,423	$327,602
Equity securities available-for-sale	17,143	14,240
Short-term investments	6,653	2,299
Total investments	402,219	344,141

Cash and cash equivalents	22,236	24,544
Investment income due and accrued	1,897	1,844
Premiums receivable, net	16,667	15,550
Receivable from reinsurers	5,219	11,928
Reinsurance recoverable	75,542	95,670
Ceded unearned premiums	23,421	39,329
Deferred policy acquisition costs, net of ceding commissions	5,515	—
Deferred income tax asset, net	3,538	3,538
Intangible assets	4,601	6,822
Other assets	2,737	1,912
Total assets	$563,592	$545,278

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$245,210	$219,629
Unearned premiums	86,881	81,713
Payable to reinsurers	4,135	3,833
Funds held for reinsurers	49,887	87,206
Accounts payable and accrued expenses	4,870	7,410
Deferred policy acquisition costs, net of ceding commissions	—	1,696
Note payable	29,683	29,603
Other	13,101	737
Total liabilities	433,767	431,827

Stockholders' equity	129,825	113,451
Total liabilities and stockholders' equity	$563,592	$545,278